EXHIBIT 16.1


                  Resignation of Levine, Hughes & Mithuen, Inc.


                         Levine, Hughes & Mithuen, Inc.
                          Certified Public Accountants
                                6025 South Quebec
                              Englewood, CO 80111
                                 (303) 694-1400



September 5, 2003

Howard Baer, President
Azonic Corporation
2530 S. Rural Road
Tempe, AZ  85282

Dear Mr. Baer:

This is to confirm that the client-auditor relationship between Azonic Corpora-tion (Commission File Number 000-28315) and Levine, Hughes & Mithuen, Inc. has ceased.

Sincerely,


/s/ Levine, Hughes & Mithuen, Inc.
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Levine, Hughes & Mithuen, Inc.